                                                                    EXHIBIT 10.3


To:  Polaroid Corporation; and

     Polaroid (U.K.) Limited



Date:



Re: Amendment and Waiver Agreement relating to Facility Agreement dated
    3 August 1999



We refer to the Amendment and Waiver Agreement (the "AMENDMENT AND WAIVER AGREEMENT") dated 26 March 2001 entered into between Polaroid Corporation, Polaroid (UK) Limited, Deutsche Banc Alex Brown Inc., ABN AMRO Bank N.V. and others in relation to the facility agreement dated 3 August 1999 between such parties and referred to in the Amendment and Waiver Agreement as the UK Facility Agreement.

Terms and expressions defined in the Amendment and Waiver Agreement and the UK Facility Agreement shall, unless otherwise defined herein, bear the same meanings in this letter.

We hereby agree to extend the waiver referred to in the Amendment and Waiver Agreement so that the Waiver Expiry Time referred to therein shall be the earlier of (i) 5.00 p.m. (New York City time) on 12 July 2001, (ii) the date on which any waiver granted in relation to the US Facility Agreement pursuant an amendment and restatement agreement dated 21 March, 2001, as supplemented on 20 April 2001 and on or around 15 May 2001, expires and (iii) such earlier date as may be determined pursuant to the other provisions of the Amendment and Waiver Agreement including Clause 5 thereof. Accordingly, the Waiver Period referred to in the Amendment and Waiver Agreement shall be construed as being the period beginning on February 16, 2001 and ending at such Waiver Expiry Time.

In addition we hereby agree that the reference to "first and second Fiscal Quarters of Fiscal Year 2001" in Clause 2.1 of the Amendment and Waiver Agreement shall be deleted and replaced by a reference to "first, second and third Fiscal Quarters of Fiscal Year 2001".

The extension of the waiver and the above amendment is granted by the Beneficiaries on the following conditions:-

(i) The Amendment and Waiver Agreement shall, with effect from the date on which this waiver becomes effective, be amended as follows:-

         (a)      Clause 7 shall be deleted and replaced with the following:-

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         "7.      INTEREST AND FEES

         Each of the Guarantor and the Borrower agree that:-

                  (i) during the period commencing on 5 March 2001 and ending on the date immediately preceding the date on which this waiver becomes effective, the Facility Fee Rate and the Applicable Margin shall be as set forth in the table below, regardless of the Guarantor's Long-Term Debt Ratings:-

                                  Facility Fee Rate       0.75%

                                  Applicable Margin       2.50%; and

                  (ii) (a) during the period commencing on the date on which this waiver becomes effective and ending on the last day of the Waiver Period (as extended by this letter) and (b) if immediately after such Waiver Period ends any Termination Event has occurred and is continuing, during any period that any such Termination Event continues to exist, the Facility Fee Rate and the Applicable Margin shall be as set forth in the table below, regardless of the Guarantor's Long-Term Debt Ratings.

                                  Facility Fee Rate       0.75%

                                  Applicable Margin       3.50%; and

         (b) The words "or any provision of any amendment, variation or extension hereof" shall be inserted after the words "any provision of this Agreement" in Clause 5.

         (c) The reference to "the date hereof" in Clause 8 shall be construed as being a reference to the date of this letter.

(ii) The UK Facility Agreement shall, with effect from the date on which this waiver becomes effective, be amended as follows:-

         (a) Each of the text in paragraph (A) of Clause 6.2 reading, "shown in the quarterly balance provided under paragraph 14 of
                  Schedule 2 or, upon becoming available, in the latest quarterly balance delivered to the Agent under Clause 18.1(f)" shall be deleted and replaced with the following wording:-

                           "shown in the latest monthly balance delivered to the Agent under Clause 18.1(f)";

         (b) Paragraph (D) of Clause 6.2 shall be deleted and replaced with the following:-

                           "The Term of the Advance must be a period of 1, 2 or 3 months or any other period as the Agent (on behalf of, and with the consent of, all the Lenders) and the Borrower may agree in writing. The Borrower will be treated as choosing a period of one month if it fails to select a period";


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         (c)      Clause 8.3 shall be deleted and replaced with the following:-

                           "8.3 Payment of Interest

                           The Borrower agrees to pay interest accrued on each Advance in arrear on the last day of its Term. Where the term is longer than three months the Borrower also agrees to pay interest on the day three months after the start of the Term."

         (d) In paragraph (f) of Clause 18.1 the reference to "quarterly" shall be deleted and replaced by a reference to "monthly" and the reference to "45 days after the end of each quarter of its financial year "shall be deleted and replaced by a reference to "30 days after the end of each calendar month"; and

         (e)      The reference to "THIS AGREEMENT" in paragraph (B) of Clause
                  20.1 shall be deleted and replaced by a reference to "THE FINANCE DOCUMENTS".

(iii) Each of the Borrower and the Guarantor agree to procure that, as soon as possible but in any event no later than the date falling 30 days after the date hereof, Polaroid Trading B.V. shall execute and deliver to the Agent the Pledge of Polaroid Trading Receivables together with a certified copy of evidence of corporate authority approving execution and delivery of such document in a form satisfactory to the Agent.

(iv)     The Guarantor agrees that it will:-

         (a) comply with the obligations set out in Sections 4, 5, 6 and 7(c) of the second US supplemental waiver agreement entered into or to be entered into on or around 15 May 2001 in respect of the US Facility Agreement (the "SECOND US SUPPLEMENTAL WAIVER AGREEMENT") as the same may be amended, varied, waived, supplemented or otherwise superseded from time to time;

         (b) deliver to each of the Beneficiaries by facsimile or e-mail, no later than 9 a.m. (Amsterdam time) on the third Business Day of each week, a weekly report in relation to the Borrower and its subsidiaries (on a consolidated basis) and in a form and level of detail specified by the Beneficiaries and agreed with the Borrower setting forth the closing cash position for the Borrower and its subsidiaries (on a consolidated basis) for the week ending on the most recent Friday.

(v) The Guarantor agrees that, if reasonably requested by the Agent, it will have a meeting to which all Lenders are invited on a date and in location to be mutually agreed with the Agent, at which its senior management will make a detailed presentation of its recent results of operations and current financial condition and the current status of its business and affairs, with a particular focus on (a) its liquidity,
         (b) the status of the proposed asset-based refinancing previously described to the Lenders and alternative strategic actions being considered by the Guarantor and (c) a current analysis of the Operating Plan referred in the Second US Supplemental Waiver Agreement.


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(vi)     The Guarantor agrees that, if the Agent so requests, at least once a month whilst this waiver or any extended one is effective, and more frequently if reasonably requested by the Agent, senior management will participate in a conference call with the Lenders, on a day and at a time to be mutually agreed with the Agent, during which it will provide an update on the matters described in paragraphs (a), (b) and (c) of paragraph (iv) above. The Guarantor further agrees that in addition to any such conference calls that are requested, promptly after it receives a substantially final version of the McKinsey report described at the Lenders' meeting with the Guarantor on 30 April 2001, it will, initiate a conference call with the Lenders, on a day and at a time to be mutually agreed with the Agent, during which senior management will describe the major areas addressed by such report, the major conclusions that they have taken from such report and what actions, if any, the Guarantor proposes to take on account thereof.

(vii) The Guarantor agrees that the cumulative net cash flow for any Weekly Period, as reported in the Weekly Report, will not be less than the cumulative net cash flow projected for such Weekly Period in the Cash Forecast by more than $5 million (each such term referred to in this paragraph (vii) having the meaning ascribed to it in the Second US Supplemental Waiver Agreement).

(viii) The Guarantor agrees that Consolidated Capital Expenditures (as defined in the US Facility Agreement) will not, for each period beginning on 1 January 2001 and ending on the last day of a fiscal month specified below, exceed the amount specified for such fiscal month below:

         FISCAL MONTH                                        AMOUNT

         April 2001                                       $24,000,000

         May 2001                                         $32,000,000

         June 2001                                        $41,000,000

Clauses 11, 12, 14 and 15 of the Amendment and Waiver Agreement shall be deemed incorporated, MUTATIS MUTANDIS, into this letter but so that and all references:-

(i) in Clauses 11, 12 and 15 of the Amendment and Waiver Agreement to "this Agreement" shall be construed as being references to this letter; and

(ii) in Clause 14 of the Amendment and Waiver Agreement to "this Agreement" shall be construed as being references to "the Amendment and Waiver Agreement and this letter".

All references in the Amendment and Waiver Agreement to "herein", "hereof", "hereunder", "hereby", "this Agreement", "the waivers granted hereby", "the waiver referred to in this Agreement", "the waiver contained herein", "this waiver" and each other similar reference contained in the Amendment and Waiver Agreement shall be construed as being references to the Amendment and Waiver Agreement as amended by this letter.


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All other terms of the UK Facility Agreement and the Amendment and Waiver
Agreement shall, save as amended pursuant to this letter, remain in full force and effect and the terms of the UK Facility Agreement shall be read as one with the Amendment and Waiver Agreement and this letter.

Each of the Borrower and the Guarantor hereby repeat the representations and warrants set out in Clause 9 of the Amendment and Waiver Agreement as if references therein to "the date hereof" were references to the date of this letter.

By its signature below, the Guarantor consents to the terms of this letter, and acknowledges that this letter shall not alter, release, discharge or otherwise affect any of its obligations under the UK Facility Agreement or any Finance Document and hereby ratifies and confirms all of the Finance Documents to which it is a party.

Each of the Guarantor and the Borrower confirm, by execution of this letter, that all corporate or other action or steps required to authorise its entry into, performance and delivery of each of the Amendment and Waiver Agreement and this letter and the transactions contemplated thereby have been duly taken.

The Guarantor agrees that it shall, on the date of this letter, pay the Agent in immediately available funds for the account of each Lender a waiver fee in an amount equal to 0.25% of such Lender's Commitment (as of the opening of business on the date hereof). This waiver fee is additional to any waiver fee previously paid pursuant to the Waiver and Amendment Agreement.

This waiver shall become effective in accordance with the terms herein on the date when Deutsche Bank AG, in its capacity as Agent under the UK Facility Agreement, shall have received the following:-

         (i) a counterpart hereof signed by each of the parties hereto or a facsimile evidencing that such party has signed a counterpart hereof; and

         (ii) evidence satisfactory to it that the Lenders under the US Facility Agreement shall have waived any defaults under the US Facility Agreement until a date no earlier than 5 p.m. (New York City time) on 12 July 2001 pursuant to a waiver containing terms that, taken as a whole, are neither more favourable to those lenders nor more restrictive or burdensome to the Guarantor or the Borrower than the terms hereof.

Each of the Borrower and the Guarantor agree that this letter shall be considered a "Finance Document" for all purposes of the UK Facility Agreement.

This letter shall be governed by and construed in accordance with English law.

Please indicate your agreement to the foregoing terms of this letter by executing a counterpart hereof in the space provided below and returning it to the Agent at the address notified by it to you.

For and on behalf of


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        CO-ARRANGERS AND DOCUMENTATION AGENT

        DEUTSCHE BANC ALEX BROWN INC.

        as Co-Arranger



        By:       /s/ DAVID MAYHEW
                  ----------------

        Title:    Vice President



        By:       /s/ KEITH C. BRAUN
                  ------------------

        Title:    Vice President



        ABN AMRO BANK N.V.

        as Co-Arranger and Documentation Agent



        By:       /s/ STEVEN C. WIMPENNY
                  ----------------------

        Title:    Group Senior Vice President



        By:       /s/ WILLIAM J. TERESKY
                  ----------------------

        Title:    Group Vice President



        LENDERS



        ABN AMRO BANK N.V.



        By:       /s/ STEVEN C. WIMPENNY
                  ----------------------

        Title:    Group Senior Vice President


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        By:       /s/ WILLIAM J. TERESKY
                  ----------------------

        Title:    Group Vice President



        DEUTSCHE BANK A.G., LONDON BRANCH



        By:       /s/ DAVID MAYHEW
                  ----------------

        Title:    Vice President



        By:       /s/ KEITH C. BRAUN
                  ------------------

        Title:    Vice President



        DEUTSCHE BANK A.G., AMSTERDAM BRANCH



        By:       /s/ DAVID MAYHEW
                  ----------------

        Title:    Vice President



        By:       /s/ KEITH C. BRAUN
                  ------------------

        Title:    Vice President



                                      -7-

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                                     Agreed to and accepted.

                                     POLAROID CORPORATION



                                     By: /s/ CARL L. LUEDERS
                                         -------------------



                                     Title: Vice President & Acting Chief
                                            Financial Officer

                                     Date:  May 15, 2001



                                     POLAROID (U.K.) LIMITED



                                     By: /s/ CARL L. LUEDERS
                                         -------------------



                                     Title: Vice President & Acting Chief
                                            Financial Officer

                                     Date:  May 15, 2001


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